                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12

                        GENERAL GROWTH PROPERTIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                        GENERAL GROWTH PROPERTIES, INC.
                             110 NORTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 2001

To our Stockholders:

     We are notifying you that the Annual Meeting of Stockholders of General Growth Properties, Inc. will be held on Tuesday, May 8, 2001 at 10:00 a.m. local time at our principal executive offices located at 110 North Wacker Drive, Chicago, Illinois 60606 for the following purposes:

     1. To elect three directors, each for a term of three years; and

     2. To transact other business properly coming before the meeting.

     Each of these matters is described in further detail in the enclosed proxy statement. We have also enclosed a copy of our 2000 Annual Report. Only stockholders of record at the close of business on March 21, 2001 are entitled to vote at the meeting or any postponement or adjournment of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

     Please use this opportunity to take part in our affairs by voting your shares. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and return it in the envelope provided as promptly as possible. Your proxy can be withdrawn by you at any time before it is voted.

                                          By order of the Board of Directors,

                                          /s/ Matthew Bucksbaum

                                          Chairman of the Board

Chicago, Illinois
April 9, 2001

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
ABOUT THE MEETING...........................................      1
  What is the purpose of the annual meeting?................      1
  What is the company's voting recommendation?..............      1
  What happens if additional proposals are presented at the
     meeting?...............................................      1
  Who is entitled to vote?..................................      1
  What constitutes a quorum?................................      1
  How do I vote?............................................      1
  Can I vote by telephone or through the Internet?..........      2
  Can I change my vote after I return my proxy card?........      2
  What vote is required to approve the nominees for
     director?..............................................      2
  Who will bear the costs of soliciting votes for the
     meeting?...............................................      2
ELECTION OF DIRECTORS.......................................      2
BOARD STRUCTURE AND COMPENSATION............................      4
  Board of Directors and Board Committees...................      4
  Compensation of Directors.................................      4
  Compensation Committee Interlocks and Insider
     Participation..........................................      5
FEES OF INDEPENDENT AUDITORS AND AUDIT COMMITTEE REPORT.....      5
  Fees Billed by Independent Auditors.......................      5
  Report of the Audit Committee.............................      5
STOCK OWNERSHIP.............................................      7
  Common Stock Ownership of Certain Beneficial Owners.......      7
  Equity Ownership of Management............................      8
  Section 16(a) Beneficial Ownership Reporting Compliance...     10
EXECUTIVE OFFICERS..........................................     10
EXECUTIVE COMPENSATION......................................     11
  Summary of Cash and Certain Other Compensation............     11
  Option Grants.............................................     12
  Option Exercises and Year-End Values......................     12
  Long Term Incentive Plan Awards...........................     13
  Standard Employee Benefits................................     13
  Report of the Compensation Committee on Executive
     Compensation...........................................     13
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS........     17
PERFORMANCE GRAPH...........................................     19
INDEPENDENT AUDITORS........................................     20
STOCKHOLDER PROPOSALS.......................................     20

                        GENERAL GROWTH PROPERTIES, INC.
                             110 NORTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     The Board of Directors of General Growth Properties, Inc. is asking for your proxy for use at the annual meeting of our stockholders to be held on Tuesday, May 8, 2001 at 10:00 a.m. local time at our principal executive offices located at 110 North Wacker Drive, Chicago, Illinois, and at any postponements or adjournments of the meeting. We are initially mailing this proxy statement and the enclosed proxy to our stockholders on or about April 9, 2001.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

     At our annual meeting, stockholders will elect three directors, each for a term of three years. In addition, our management will report on our company's performance during fiscal 2000 and respond to questions from stockholders.

What is the company's voting recommendation?

     Our board of directors recommends that you vote your shares "FOR" each of the nominees to the board.

What happens if additional proposals are presented at the meeting?

     The election of directors constitutes the only business that our board of directors intends to present for a vote at the annual meeting. If other matters are presented, which is not presently expected, and you vote by proxy, your proxy grants the persons named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, March 21, 2001, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted on.

What constitutes a quorum?

     If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. As of the record date, we had 52,374,034 shares of common stock outstanding and entitled to vote. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present for purposes of determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as "broker non-votes") will also be counted as present in determining whether we have a quorum.

How do I vote?

     You may vote in person at the annual meeting or you may vote by proxy by signing, dating and mailing the enclosed proxy card. If you vote by proxy, the individuals named on the card as proxy holders will vote your shares in the manner you indicate. If you sign and return the card without indicating your instructions, your shares will be voted "FOR" the election of the three nominees for director.

Can I vote by telephone or through the Internet?

     Yes. If you are a record holder of our common stock (that is, if you hold your stock in your own name in the company's stock records maintained by our transfer agent), you may vote by telephone or through the Internet by following the instructions included with your proxy card.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the annual meeting by delivering to the Secretary of our company a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person (although attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically request that your previously granted proxy be revoked). To revoke a proxy previously submitted through the Internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked.

What vote is required to approve the nominees for director?

     Director nominees must receive the affirmative vote of a plurality of the shares represented at the meeting, meaning that the three nominees for director with the most votes will be elected. Abstentions and broker non-votes will not be counted for purposes of the election of directors.

Who will bear the costs of soliciting votes for the meeting?

     Our company will bear the entire cost of the solicitation of proxies from its stockholders, which is currently estimated to be less than $10,000. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

                             ELECTION OF DIRECTORS

     Our board of directors is currently comprised of seven members. Our bylaws divide the board into three classes, as nearly equal in number as possible, with each class of directors serving a three-year term. The term of office of the classes of directors expires in rotation so that one class is elected at each annual meeting for a full three-year term.

     The board of directors has nominated and urges you to vote "FOR" the election of the three nominees named below for terms of office ending in 2004. Proxies will be so voted unless stockholders specify otherwise in their proxies. Of the nominees, each of Messrs. Bucksbaum and Downs is now a member of the board of directors. A. Lorne Weil, a director of our company since 1994, is retiring from the board of directors and is not standing for re-election. Mr. Cohen has been nominated by the board of directors to fill the vacancy created by Mr. Weil's retirement. The board of directors wishes to express its gratitude for Mr. Weil's faithful years of service to our company.

     In the event a nominee is not available to serve for any reason when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted for any substitute nominee. Our board of directors has no reason to believe that any nominee will not be a candidate or, if elected, will be unable or unwilling to serve as a director. In no event will the proxies be voted for a greater number of persons then the number of nominees named.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES NAMED BELOW.

NOMINEES FOR ELECTION AT THIS MEETING FOR TERMS EXPIRING IN 2004:

     John Bucksbaum, 44, has served as a director of our company since 1992, and has served as our Chief Executive Officer since July 1999. From December 1992 through June 1999, Mr. Bucksbaum served as Executive Vice President of our company. In addition, Mr. Bucksbaum has served and continues to serve as a director and/or officer of various of our affiliates and wholly-owned subsidiaries. Mr. Bucksbaum is a member of the board of governors of the National Association of Real Estate Investment Trusts ("NAREIT"), the executive committee of the National Realty Council, the policy advisory board of the University of California Real Estate Center and the executive committee of the Wharton School Advisory Board. He also serves as a trustee of the International Council of Shopping Centers and the Urban Land Institute. Mr. Bucksbaum is the son of Matthew Bucksbaum, the Chairman of the Board of our company.

     Alan Cohen, 40, has served as Senior Director, Marketing, Service Provider Line of Business of Cisco Systems, Inc., a provider of Internet networking solutions, since March 2000. From June 1999 to March 2000, Mr. Cohen served as General Manager, SP Solutions, in Cisco's Customer Advocacy division and from June 1998 to June 1999, as Cisco's Director of Internet Business Solutions. Prior to joining Cisco, Mr. Cohen was employed by International Business Machines Corporation, an information technology company, acting in the capacity of Chief Marketing Executive for IBM's Global Telecommunications and Media business unit from January 1997 to June 1998 and Managing Director of B2B Electronic Commerce for IBM's Internet division from June 1995 to January 1997. Mr. Cohen serves on the advisory board of CPlane, Inc., a company specializing in network control software products.

     Anthony Downs, 70, has served as a director of our company since 1993. Since 1977, Mr. Downs has been a Senior Fellow at The Brookings Institution (a private, non-profit policy research center) and a self-employed speaker and writer. Mr. Downs served as an executive consultant to Salomon Brothers Inc. from 1986 to 1994 and to Aetna Realty Investors from 1977 to 1994. Mr. Downs is a trustee of the Urban Land Institute and the Urban Institute, and is a director of the National Housing Partnerships Foundation, the NAACP Legal and Education Defense Fund, Inc. and the Counselors of Real Estate. He is also a director of Bedford Property Investors, Inc. and Massachusetts Mutual Life Insurance Company.

DIRECTORS WHOSE TERMS CONTINUE UNTIL 2002:

     Matthew Bucksbaum, 75, has served as a director of our company since 1986 and as Chairman of the Board since July 1995. Mr. Bucksbaum also served as our Chief Executive Officer from July 1995 through June 1999, as President of our company from December 1992 through June 1995 and as our Secretary and Treasurer from 1986 to December 1992. Mr. Bucksbaum has served as President of General Growth Companies, Inc., of which he is the sole stockholder and director, since 1985. In addition, Mr. Bucksbaum has served and continues to serve as a director and/or officer of various of our affiliates and wholly-owned subsidiaries. Mr. Bucksbaum is an ex-officio trustee of the International Council of Shopping Centers, and previously served as chairman. Mr. Bucksbaum is also a member of the Urban Land Institute and NAREIT, and is a trustee and chairman of the board of the National Council of the Aspen Music Festival and School. Mr. Bucksbaum is the father of John Bucksbaum.

     Beth Stewart, 44, has served as a director of our company since 1993. Ms. Stewart has been a private real estate consultant since December 1992 and served as Vice President of Goldman, Sachs & Co. from 1986 to November 1992. Ms. Stewart is a director of Imperial Parking Corporation, a Canadian parking company, and co-chairman of the board of directors of Storetrax.com, Inc., an internet company serving the leasing needs of the retail real estate community.

DIRECTORS WHOSE TERMS CONTINUE UNTIL 2003:

     Morris Mark, 60, has served as a director of our company since 1993. Mr. Mark has served as general partner of Mark Partners, an investment partnership, since June 1985, President of Mark Asset Management, an investment advisory firm, since December 1986, and President of Mark International Management, LLC, an investment management company, since 1989. From 1975 to 1984, Mr. Mark was a Vice President of Goldman, Sachs & Co., where he was a security analyst specializing in the real estate and building industries. He is a founder of the Real Estate Analysts Group and the Real Estate Investment Trust Analysts Association. Mr. Mark serves as a member of the advisory board of Harvard Law School, from which he graduated in 1964. He also serves as a trustee of the Brooklyn College Foundation, a member of the board of Guild Hall, and a member of the advisory board of Empower America, an economically growth-oriented think tank and advocacy group.

     Robert Michaels, 57, has served as a director of our company and as our President and Chief Operating Officer since 1995. In addition, Mr. Michaels has served and continues to serve as a director and/or officer of various of our affiliates and wholly-owned subsidiaries. Mr. Michaels also serves on the executive committee of the board of trustees of the International Council of Shopping Centers, the board of directors of the Center for Urban Land Economics Research at the School of Business of the University of Wisconsin-Madison and as a trustee of the University of South Dakota Foundation.

                        BOARD STRUCTURE AND COMPENSATION

BOARD OF DIRECTORS AND BOARD COMMITTEES

     Our board of directors has a standing audit committee and compensation committee to assist the board in the discharge of its responsibilities. The board has no nominating committee; rather, the board of directors as a whole performs the functions which would otherwise be delegated to such a committee. During 2000, the board of directors held eleven meetings and took action by written consent six times. With the exception of Messrs. Mark and Weil, all of the directors attended at least 75% of all the meetings of the board and those committees on which he or she served during 2000.

     The functions of the audit committee include recommending the engagement of our independent auditors and reviewing with our auditors the scope of audit and non-audit assignments and related fees, accounting principles we use in financial reporting, internal auditing procedures, the adequacy of our internal control procedures and the independence of our auditors. The members of the audit committee are Messrs. Downs and Mark and Ms. Stewart (Chair), each of whom is an "independent" director as defined in the listing standards of the New York Stock Exchange. The audit committee met four times during 2000.

     The functions of the compensation committee include determining the compensation for our Chief Executive Officer (with Mr. Matthew Bucksbaum abstaining), approving the compensation for our other executive officers and administering our 1993 Stock Incentive Plan (the "1993 Plan"), Cash Value Added Incentive Compensation Plan (the "CVA Plan"), and 1998 Incentive Stock Plan (the "1998 Incentive Plan") and all other executive compensation plans which we may adopt from time to time. The members of the compensation committee are Messrs. Matthew Bucksbaum (Chair) and Downs and Ms. Stewart. The compensation committee met three times during 2000.

COMPENSATION OF DIRECTORS

     Directors who are also our employees receive no fees for their services as directors. Outside directors receive an annual fee of $18,000, a meeting fee of $1,000 for each board or committee meeting attended, and reimbursement of expenses incurred in attending meetings.

     Under the 1993 Plan, all outside directors are entitled to receive, upon joining the board of directors, an option to purchase 500 shares of our common stock having an exercise price equal to the fair market value of a share of our common stock on the date of grant. In addition, under the 1993 Plan, each outside director automatically receives on the first business day in January of every year, an option to purchase 500 shares of our common stock having an exercise price equal to the fair market value of a share of our common stock on the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Matthew Bucksbaum, Chairman of the Board, is the only member of the compensation committee who is a present or former officer or employee of our company or of GGP Limited Partnership, the partnership in which we own an approximate 73% partnership interest and of which we are the sole general partner (the "Operating Partnership"). None of the members of the compensation committee have any "interlocking" relationships as defined by the Securities and Exchange Commission (the "SEC"), in that none of them serve on the board of directors or compensation committee of any other company where an executive officer of that company is on the board of directors or compensation committee of our company.

            FEES OF INDEPENDENT AUDITORS AND AUDIT COMMITTEE REPORT

FEES BILLED BY INDEPENDENT AUDITORS

     AUDIT FEES. The aggregate fees, including expenses, billed by our independent auditors for professional services rendered to us in connection with the audit of the company's financial statements for the fiscal year ended December 31, 2000 and the reviews conducted by the independent auditors of the financial statements included in the Quarterly Reports on Form 10-Q that we were required to file during fiscal 2000 were approximately $315,000 (including approximately $28,900 in connection with the audit of our company's 401(k)
plan).

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The aggregate fees, including expenses, billed by our independent auditors for information technology services rendered to us during fiscal 2000 were approximately $61,890.

     ALL OTHER FEES. The aggregate fees, including expenses, billed by our independent auditors for professional services rendered to us during fiscal 2000, other than the audit services and information technology services referred to above, were approximately $1,051,040, and include tax consulting and tax compliance services and audit services for certain real estate joint ventures or portfolios in which the company holds a significant equity interest.

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

REPORT OF THE AUDIT COMMITTEE

     The audit committee of the board of directors is responsible for providing independent, objective oversight of the company's accounting and system of internal controls, the quality and integrity of the company's financial reports and the independence and performance of the company's independent auditors. The audit committee is comprised of independent directors and operates under a written charter, a copy of which is attached to this proxy statement as Appendix A.

     Management is responsible for the company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company's financial statements in accordance with generally accepted auditing standards and issuing a report on those financial statements. The audit committee monitors and oversees these processes.

     In this context, the audit committee has reviewed and discussed the audited financial statements for fiscal 2000 with management and with the independent auditors. Specifically, the audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     The audit committee has also received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors the issue of their independence from the company and management. In addition, the audit committee has considered whether the independent auditors' provision of information technology services or other non-audit services to the company is compatible with maintaining the independence of the auditors and has concluded that it is.

     Based on its review of the audited financial statements and the various discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                          Respectfully submitted by the audit
                                          committee,

                                          Anthony Downs
                                          Morris Mark
                                          Beth Stewart (Chair)

                                STOCK OWNERSHIP

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following sets forth, as of March 15, 2001, certain information concerning each stockholder who is known by us to beneficially own 5% or more of our outstanding common stock. The table is based upon reports on Schedules 13D or 13G filed by the stockholders with the SEC. Unless otherwise noted, each stockholder has sole voting and investment power for all shares shown.

                                                                 NUMBER OF SHARES       APPROXIMATE
                      NAME AND ADDRESS                          BENEFICIALLY OWNED    PERCENT OF CLASS
                      ----------------                          ------------------    ----------------
General Trust Company, as trustee...........................       15,042,751(1)           22.4%
  2900 East 26th Street
  Suite 308
  Sioux Falls, South Dakota 57103
Cohen & Steers Capital Management, Inc......................        5,370,235(2)           10.3%
  757 Third Avenue
  New York, New York 10017
Stichting Pensioenfonds ABP.................................          4,000,000             7.6%
  Ouede Lindestraat 70, Postbus 2889
  6401 DL Heerlen
  The Netherlands
LaSalle Investment Management (Securities), L.P. ...........          3,136,721             6.0%
  200 East Randolph Drive
  Chicago, Illinois 60601
Davis Selected Advisers, L.P................................          2,959,005             5.6%
  2949 East Elvira Road, Suite 101
  Tucson, Arizona 85706

-------------------------
(1) This amount includes 14,714,908 shares of common stock issuable, in certain circumstances, upon conversion of limited partnership units in the Operating Partnership, as described in "Certain Relationships and Related Party Transactions." These units are owned by a partnership, the general partners of which are various trusts for which General Trust Company serves as trustee. The beneficiaries of the trusts are members of the Bucksbaum family which, for purposes hereof, include the descendants of Martin, Matthew and Maurice Bucksbaum, including John Bucksbaum, Chief Executive Officer and a director of our company.

(2) As stated in its Schedule 13G, numerous investment counseling clients of Cohen & Steers Capital Management, Inc. own the reported shares.

EQUITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 15, 2001, by (a) each of our directors and nominees for election as directors, (b) each of our executive officers named in the Summary Compensation Table and (c) all of our directors and executive officers as a group. Unless otherwise noted, each person named in the table has sole voting and investment power for all shares shown.

     For information regarding the beneficial ownership of our depositary shares by each of the persons indicated above, we refer you to footnotes (5) and (10) below.

                    DIRECTORS AND                         NUMBER OF SHARES                   APPROXIMATE
                 EXECUTIVE OFFICERS                      BENEFICIALLY OWNED                PERCENT OF CLASS
                 ------------------                      ------------------                ----------------
Matthew Bucksbaum....................................        1,162,466(1)(2)                     2.2%
John Bucksbaum.......................................          171,319(1)(3)(4)(5)                 *
Alan Cohen...........................................               --                            --
Anthony Downs........................................            7,921(4)                          *
Morris Mark..........................................           12,000(4)                          *
Robert Michaels......................................          177,998(4)(6)                       *
Beth Stewart.........................................            5,500(4)                          *
A. Lorne Weil........................................            2,500(4)                          *
Bernard Freibaum.....................................          607,229(4)(5)(6)(7)               1.2%
Jon Batesole(8)......................................           28,275(4)(6)(9)                    *
Joel Bayer...........................................          148,524(4)(6)                       *
All directors and executive officers as a group (10
  persons)...........................................        2,303,457(10)                       4.4%

-------------------------
  *  Represents less than 1% of our outstanding common stock.

 (1) This amount does not include shares of common stock beneficially owned by General Trust Company, as to which Messrs. Matthew Bucksbaum and John Bucksbaum disclaim beneficial ownership. See "Common Stock Ownership of Certain Beneficial Owners," above.

 (2) This amount includes 850,745 shares beneficially owned by Mr. Bucksbaum as co-trustee of the Martin Bucksbaum Marital GST Trust and 111,192 shares held by Mr. Bucksbaum in retirement accounts. However, this amount excludes 3,831 shares of common stock beneficially owned by Mr. Bucksbaum's spouse and 225,981 shares of common stock beneficially owned by the Matthew and Carolyn Bucksbaum Family Foundation, as to which Mr. Bucksbaum disclaims beneficial ownership.

 (3) This amount does not include 3,539 shares of common stock beneficially owned by Mr. Bucksbaum's spouse, as to which Mr. Bucksbaum disclaims beneficial ownership.

 (4) A portion of this amount includes shares of our common stock that such person has the right to acquire within 60 days after the date of this table pursuant to stock options awarded under the 1993 Plan. These amounts are as follows: Mr. John Bucksbaum, 91,000 shares; Mr. Downs, 4,500 shares; Mr. Mark, 2,000 shares; Mr. Michaels, 155,000 shares; Ms. Stewart, 2,500 shares; Mr. Weil, 1,500 shares; Mr. Freibaum, 95,000 shares; Mr. Batesole, 10,000 shares; and Mr. Bayer, 87,000 shares.

 (5) Mr. John Bucksbaum and Mr. Freibaum own 2,550 and 1,000 depositary shares, respectively. Each depositary share represents 1/40 of a share of 7.25% Preferred Income Equity Redeemable Stock, Series A and is immediately convertible at the option of the holder into shares of common stock at a conversion rate of 0.6297 shares of common stock for each depositary share. Accordingly, the shares owned by Mr. Bucksbaum and Mr. Freibaum include, respectively, 1,606 and 630 shares of common stock issuable upon conversion of their depositary shares.

 (6) Does not include shares of our common stock that such person has the right to acquire pursuant to stock options awarded under the 1998 Incentive Plan which are not currently exercisable. For information related to awards made under the 1998 Incentive Plan during 2000, see "Executive Compensation -- Long Term Incentive Plan Awards."

 (7) This amount does not include an aggregate of 8,000 shares of common stock beneficially owned by Mr. Freibaum's spouse and his children or an aggregate of 5,038 shares of common stock issuable upon conversion of 8,000 depositary shares beneficially owned by Mr. Freibaum's spouse and his children, as to which Mr. Freibaum disclaims beneficial ownership.

 (8) Mr. Batesole retired from his position as Senior Vice President of our company, effective as of January 31, 2001.

 (9) This amount does not include 2,268 shares of common stock beneficially owned by Mr. Batesole's spouse, as to which Mr. Batesole disclaims beneficial ownership.

(10) This amount is comprised of an aggregate of 1,822,722 shares of common stock, an aggregate of 478,500 shares of common stock that our directors and executive officers have the right to acquire within 60 days after the date of this table pursuant to stock options awarded under the 1993 Plan and an aggregate of 2,235 shares of common stock issuable upon conversion of an aggregate of 3,550 depositary shares which are immediately convertible at the option of the holder. This amount does not include options to acquire an aggregate of 259,000 shares of common stock granted pursuant to the 1993 Plan which are not exercisable within 60 days after the date of this table or options to acquire an aggregate of 147,643 shares of common stock granted pursuant to the 1998 Incentive Plan which will not be exercisable within 60 days after the date of this table unless shares of the common stock maintain a certain threshold price for 20 consecutive trading days. See "Report of the Compensation Committee on Executive Compensation" for a description of the 1998 Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all of our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements during fiscal 2000, except that Joel Bayer, our Senior Vice President -- Acquisitions, inadvertently filed a Form 4 two weeks late to reflect his exercise of options to purchase 10,000 shares of common stock under the 1993 Plan.

                               EXECUTIVE OFFICERS

     The executive officers of our company are as follows:

NAME                                     AGE                         POSITION
----                                     ---                         --------
Matthew Bucksbaum......................  75    Chairman of the Board
John Bucksbaum.........................  44    Chief Executive Officer
Robert Michaels........................  57    President and Chief Operating Officer
Bernard Freibaum.......................  48    Executive Vice President and Chief Financial Officer
Ronald L. Gern.........................  42    Senior Vice President and Assistant Secretary
Joel Bayer.............................  37    Senior Vice President -- Acquisitions

     We refer you to "Election of Directors" above for biographical information concerning Messrs. Matthew Bucksbaum, John Bucksbaum and Robert Michaels. Biographical information concerning our other executive officers is set forth below.

     Bernard Freibaum has served as Executive Vice President and Chief Financial Officer of our company since October 1993. In addition, Mr. Freibaum has served and continues to serve as a director and/or officer of various of our affiliates and wholly-owned subsidiaries. From August 1992 and prior to joining our company, Mr. Freibaum was a consultant with Ernst & Young. From 1985 through 1992, Mr. Freibaum was Chief Financial Officer and General Counsel of Stein & Company, a real estate development and service company. From 1973 through 1985, Mr. Freibaum held various positions with Ernst & Young, American Invsco Corp. and Coopers & Lybrand L.L.P.

     Ronald L. Gern has served as Senior Vice President and Assistant Secretary of our company since December 1997. In addition, Mr. Gern has served and continues to serve as a director and/or officer of various of our affiliates and wholly-owned subsidiaries. From 1985 to November 1997, Mr. Gern was employed by Kravco Company, a shopping center management and development company, acting in the capacity of Vice President and General Counsel from 1990 to November 1997, and Counsel from 1985 to 1990. From 1982 to 1985, Mr. Gern was associated with the law firm of Wolf, Block, Schorr & Solis-Cohen.

     Joel Bayer has served as Senior Vice President -- Acquisitions of our company since March 1998 and as Vice President of our company since September 1993. In addition, Mr. Bayer has served and continues to serve as a director and/or officer of various of our affiliates and wholly-owned subsidiaries. From July 1988 through August 1993, Mr. Bayer held various positions with Equity Financial and Management Company.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table discloses compensation received by our Chairman of the Board, our Chief Executive Officer and our four other most highly compensated executive officers (together, the "named executive officers") in the three most recent years.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM COMPENSATION
                                                                                      ----------------------------
                                                                                        AWARDS         PAYOUTS
                                                   ANNUAL COMPENSATION                -----------   --------------
                                       --------------------------------------------   SECURITIES
                                                                     OTHER ANNUAL     UNDERLYING         LTIP
 NAME AND PRINCIPAL POSITION    YEAR   SALARY ($)   BONUS ($)(1)   COMPENSATION ($)   OPTIONS (#)   PAYOUTS ($)(2)
 ---------------------------    ----   ----------   ------------   ----------------   -----------   --------------
Matthew Bucksbaum............   2000    $200,000            --              --               --              --
  Chairman of the Board         1999    $200,000            --              --               --              --
                                1998    $200,000            --              --               --              --
John Bucksbaum...............   2000    $225,000            --              --               --              --
  Chief Executive Officer       1999    $225,000            --              --           40,000              --
                                1998    $225,000      $150,000              --               --              --
Robert Michaels..............   2000    $500,000      $253,052              --           21,755        $114,170
  President and Chief           1999    $450,000      $361,363              --           30,246        $ 34,058
  Operating Officer             1998    $450,000      $315,256              --           50,000              --
Bernard Freibaum.............   2000    $500,000      $328,969         150,000(3)       121,755        $114,170
  Executive Vice President      1999    $450,000      $361,363              --           30,246        $ 34,058
  and Chief Financial Officer   1998    $450,000      $315,256              --          100,000              --
Jon Batesole(4)..............   2000    $350,000      $177,136              --           16,921        $137,865(5)
  Former Senior Vice            1999    $350,000      $281,061              --           18,666        $ 13,244
  President                     1998    $350,000      $210,100              --               --              --
Joel Bayer...................   2000    $320,000      $161,954              --           14,504        $ 58,613
  Senior Vice President --      1999    $300,000      $240,908              --           12,757        $  5,203
  Acquisitions                  1998    $275,000      $151,289              --           15,000              --

-------------------------
(1) With the exception of amounts shown for John Bucksbaum, these bonuses represent amounts earned under the CVA Plan for the year shown and paid during the following year. For each of Messrs. Michaels, Freibaum, Batesole and Bayer, respectively, additional amounts of (i) $160,225, $160,225, $124,619 and $106,817 were credited to a bonus bank for 1999, half of which was earned during 2000, and (ii) $68,115, $68,115, $26,487 and $10,407 were credited to a bonus bank for 1998, half of which was earned during each of 1999 and 2000. See footnote (2) below. The amounts credited to the "bonus bank" are "at risk" in the sense that they will either be earned by such persons over the following two years or forfeited, depending, primarily, on the extent to which future annual financial performance goals under the CVA Plan are achieved. See "Report of the Compensation Committee on Executive Compensation" for a description of the CVA Plan.

(2) The long-term incentive plan ("LTIP") payouts reported in this column represent amounts previously credited to an individual's bonus bank for 1998 and 1999 (see footnote (1) above) that were earned during the year shown and paid during the following year.

(3) This amount represents the forgiveness of a portion of certain indebtedness owed by Mr. Freibaum to our company. See "Certain Relationships and Related Party Transactions."

(4) Mr. Batesole retired from his position as Senior Vice President of our company, effective as of January 31, 2001.

(5) Includes $62,310 paid to Mr. Batesole in connection with his retirement. This amount represents the remaining "at risk" amount which had been credited to his bonus bank for 1999. See footnote (1) above.

OPTION GRANTS

     The following table provides information on grants of options under the 1993 Plan to the named executive officers during 2000. For information related to awards made under the 1998 Incentive Plan to the named executive officers during 2000, see "Long Term Incentive Plan Awards," below.

                             OPTION GRANTS IN 2000

                                           NUMBER OF      PERCENT OF
                                           SECURITIES    TOTAL OPTIONS
                                           UNDERLYING     GRANTED TO      EXERCISE OR                  GRANT DATE
                                            OPTIONS      EMPLOYEES IN     BASE PRICE     EXPIRATION     PRESENT
NAME                                        GRANTED       FISCAL YEAR      PER SHARE        DATE         VALUE
----                                       ----------    -------------    -----------    ----------    ----------
Matthew Bucksbaum......................          --            --                 --           --             --
John Bucksbaum.........................          --            --                 --           --             --
Robert Michaels........................          --            --                 --           --             --
Bernard Freibaum.......................     100,000          66.7%         $29.96875      4/04/10       $305,000(1)
Jon Batesole...........................          --            --                 --           --             --
Joel Bayer.............................          --            --                 --           --             --

-------------------------
(1) This amount was estimated using the Black-Scholes Option Pricing Formula on the basis of the following assumptions: expected volatility: 18.23%; risk free rate of return: 6.21%; dividend yield: 6.86%; and expected time until exercise: 5.8 years.

OPTION EXERCISES AND YEAR-END VALUES

     The following table provides information on option exercises during 2000 by each of the named executive officers and the value of each of such officer's unexercised in-the-money options at December 31, 2000.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                 NO. OF                      UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                 SHARES                       OPTIONS AT YEAR-END                 AT YEAR-END
                                ACQUIRED       VALUE      ----------------------------    ----------------------------
                               ON EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                               -----------    --------    -----------    -------------    -----------    -------------
Matthew Bucksbaum..........           --            --           --              --              --              --
John Bucksbaum.............           --            --       91,000          24,000        $678,068        $122,486
Robert Michaels............           --            --      130,000          20,000        $852,520        $406,302
Bernard Freibaum...........      220,000      $338,750      100,000         120,000        $361,240        $804,258
Jon Batesole...............       40,000      $218,760       10,000               0        $ 81,880        $189,242
Joel Bayer.................       10,000      $132,500       84,000           6,000        $614,100        $147,617

     On December 29, 2000, the closing price per share of common stock on the New York Stock Exchange was $36.19.

LONG TERM INCENTIVE PLAN AWARDS

     The following table provides information on awards under the 1998 Incentive Plan to the named executive officers during 2000.

             LONG TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                                NO. OF SECURITIES     PERFORMANCE OR
                                                                   UNDERLYING          OTHER PERIOD
                                                                     OPTIONS         UNTIL MATURATION
NAME                                                               GRANTED(1)          OR PAYOUT(2)
----                                                            -----------------    ----------------
Matthew Bucksbaum...........................................              0                --
John Bucksbaum..............................................              0                --
Robert Michaels.............................................         21,755                --
Bernard Freibaum............................................         21,755                --
Jon Batesole................................................         16,921                --
Joel Bayer..................................................         14,504                --

-------------------------
(1) Awards granted during 2000 under the 1998 Incentive Plan are in the form of threshold-vesting stock options ("TSOs"), which, when vested, are exercisable for shares of common stock. The exercise price of each of the TSOs shown in this column is $29.96875 per share, the fair market value of one share of common stock on the date of grant.

(2) The TSOs will vest, and therefore will become exercisable, if shares of common stock achieve and sustain a threshold market price of $42.03 per share for at least 20 consecutive trading days at any time over the five years following the date of grant (i.e., on or before April 5, 2005). If the TSOs do not vest by April 5, 2005, they will be forfeited. If, however, the TSOs vest by this date, they will be exercisable until April 5, 2010, at which time they will expire. As of March 15, 2001, none of the TSOs had vested.

STANDARD EMPLOYEE BENEFITS

     During 2000, we contributed toward the cost of health, life and disability insurance for our employees as part of a standard employee benefit package. We also provided employees the opportunity to contribute pre-tax salary (subject to applicable limitations) to a company-sponsored 401(k) plan. Messrs. Matthew Bucksbaum, John Bucksbaum, Michaels, Freibaum, Batesole and Bayer chose to contribute a portion of their respective salaries to the 401(k) plan during 2000, and we made a matching contribution of $8,500 on behalf of each of them.

     The following report of the compensation committee on executive compensation and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report or the performance graph by reference therein.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     GENERAL. The company's executive compensation program is administered by the compensation committee of the board of directors. The compensation committee currently consists of Matthew Bucksbaum, Anthony Downs and Beth Stewart. The compensation committee is responsible for determining the level of compensation paid to our Chief Executive Officer (with Matthew Bucksbaum abstaining), approving the level of compensation paid to our other executive officers and determining awards under, and administering, the 1993 Plan, the CVA Plan and the 1998 Incentive Plan. The compensation committee is also responsible for reviewing and establishing all other executive compensation plans which the company may adopt from time to time.

     EXECUTIVE COMPENSATION POLICY. The company's compensation policy for executive officers consists of three key elements:

     - a base salary,

     - a performance-based annual bonus comprised of both cash and stock options, and

     - periodic grants of stock options.

     The compensation committee believes that this three-part approach best serves the interests of the company and its stockholders. It enables the company to recruit and retain highly-qualified individuals by providing them with a compensation package which is competitive and has financial incentives which are aligned with the company's performance. Under this approach, compensation for these officers involves a portion of pay that is "at risk" -- namely, the annual cash and stock option bonus. The annual bonus is variable and is based on a measure of company performance known as "cash value added," as described below. Annual stock option awards relate a significant portion of an employee's long-term remuneration directly to stock price appreciation realized by all of the company's stockholders.

     BASE SALARY. In establishing the base salary paid to each of our executive officers for fiscal 2000, the compensation committee reviewed the compensation paid by comparable REITs to their executive officers and determined it to be in the best interests of the company and our stockholders for our executive officers to be in the lower-to-mid portion of the range. The compensation committee also took into account such factors as a subjective assessment of the nature of the position, the contribution and experience of the executive officer, and the length of the executive officer's service to the company.

     ANNUAL BONUS. Since its adoption in 1998, bonus awards for the company's executive officers have generally been determined in accordance with the CVA Plan. The purpose of the CVA Plan is to provide additional incentive compensation to participants by relating the financial reward of such participants to the increase in the value of the company realized by its stockholders. To date, various members of management of the company and certain of its subsidiaries (excluding Matthew Bucksbaum and John Bucksbaum) have been designated by the compensation committee as participants under the CVA Plan.

     In general, "cash value added" or "CVA" is determined to be the excess of net operating income less a capital charge that is intended to represent the return expected by the providers of the company's capital. The compensation committee believes that increases in CVA represent a performance standard that is closely coordinated with increases in stockholder value.

     The CVA Plan is intended to provide a target incentive award generally ranging from between 5% and 50% of salary for participants. Under the CVA Plan, the annual bonus award for a participant for a particular year is generally equal to base salary x target incentive award x performance factor (although the compensation committee may retain discretion to determine whether a participant receives all or a portion of such award). The performance factor is determined by reference to the amount of improvement or deterioration in CVA measured against established targets based, in part, on prior performance. The performance factor calculation will produce an amount in excess of the target incentive award if actual CVA exceeds targeted CVA and will produce an amount which is less than the target incentive award if actual CVA is less than targeted CVA.

     The CVA Plan provides the opportunity for enhanced bonuses, but also uses a "bonus bank" feature to ensure that increases in CVA are sustained before extraordinary bonus awards are paid out. Each year, two-thirds of any annual bonus award in excess of 125% of the target incentive award is added to the outstanding bonus bank balance. The bonus paid to a participant is equal to the annual bonus award for the year, up to a maximum of 125% of the target incentive award, plus one-third of the annual bonus award in excess of 125% of the target incentive award. In addition, amounts added to the bonus bank in any year are paid in equal installments over the following two years, unless that amount is forfeited under the "at risk" rules of the CVA Plan. A bonus bank balance is considered "at risk" in the sense that in any year the annual bonus award is negative, the negative annual bonus award amount will be subtracted from the outstanding bonus bank balance.

     Our 1998 Incentive Plan generally has been integrated with the CVA Plan. Under the 1998 Incentive Plan, the compensation committee is authorized to grant to employees of the company, its subsidiaries and affiliates (other than Matthew Bucksbaum and John Bucksbaum) stock incentive awards in the form of threshold-vesting stock options ("TSOs"). In any particular year, the number of TSOs to be granted to a participant under the 1998 Incentive Plan will be determined, generally, by multiplying the annual bonus award to a participant under the CVA Plan by a percentage amount selected by the compensation committee (such product is the "percentage bonus amount") and then dividing the percentage bonus amount by 10% of the fair market value of a share of common stock on the date of grant. The exercise price of the TSOs to be granted to a participant will be the fair market value of a share of common stock on the date the TSO is granted. The threshold price which must be achieved in order for the TSO to vest will be determined by multiplying the fair market value on the date of grant by the estimated annual growth rate (currently set at 7% by the compensation committee) and compounding the product over a five year period. Shares of our common stock must achieve and sustain the threshold price for at least 20 consecutive trading days at any time over the five years following the date of grant in order for the TSO to vest. All TSOs granted will have a term of 10 years but must vest within 5 years of the grant date in order to avoid forfeiture.

     Compensation under the 1998 Incentive Plan is intended to reinforce the attainment of annual performance goals while encouraging sustained profitable long-term growth. We believe that the 1998 Incentive Plan accomplishes this by providing a portion of annual compensation in options to purchase common stock, the vesting of which is tied directly to a sustained increase in our economic value to our stockholders. By doing so, the 1998 Incentive Plan aligns the interests of our management employees with those of our stockholders.

     OTHER STOCK OPTIONS AWARDS. Stock options have historically been an important element of our compensation program and have generally been awarded to our executive officers either as an inducement to join our company or as additional compensation in recognition of exceptional performance. Particular awards have generally been made without specific reference to any aspect of the company's performance at such time. Rather, the Chief Executive Officer and President have historically recommended to the compensation committee the size of a particular award under the 1993 Plan based upon their subjective assessments of factors such as job responsibilities undertaken and efforts expended on behalf of the company, contributions to the company and leadership qualities. Options granted to executive officers pursuant to the 1993 Plan have an exercise price equal to the fair market value of the common stock on the date of grant, are for 10-year terms and are generally exercisable in either 33 1/3% or 20% annual increments from the date of grant.

     COMPENSATION OF MATTHEW AND JOHN BUCKSBAUM. In establishing the compensation to be paid to each of Matthew Bucksbaum and John Bucksbaum, the compensation committee (with Matthew Bucksbaum abstaining), noted that their salaries were originally established at subjective levels prior to the company's initial public offering in 1993 and had only been moderately adjusted since such time. The committee also recognized the unique position occupied by each of Matthew Bucksbaum and John Bucksbaum by virtue of the Bucksbaums' ownership of a 21.7% limited partnership interest in the Operating Partnership (subject to dilution in certain circumstances) and their rights to increase their ownership in the company, primarily as trust beneficiaries, to 25% of our outstanding common stock by converting a portion of the units representing their limited partnership interest in the Operating Partnership into shares of common stock. See "Stock Ownership -- Common Stock Ownership of Certain Beneficial Owners," "Stock Ownership -- Equity Ownership of Management," and "Certain Relationships and Related Party Transactions." Accordingly, the compensation paid to Matthew Bucksbaum and John Bucksbaum during 2000 was not based upon, and had no specific relation to, the company's performance during such period.

     INTERNAL REVENUE CODE SECTION 162(M). As one of the factors in its review of compensation matters, the compensation committee considers the anticipated tax treatment to our company and to our executives of various payments and benefits. The deductibility of some types of compensation payments depends upon the timing of an executive's vesting or exercise of previously granted rights. Furthermore, interpretations of and changes in the tax laws and other factors beyond the compensation committee's control also affect the deductibility of compensation. For these and other reasons, the committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The compensation committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                                          Respectfully submitted by the
                                          compensation committee,

                                          Matthew Bucksbaum (Chair)
                                          Anthony Downs
                                          Beth Stewart

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Our company is the general partner of the Operating Partnership and currently the owner of an approximate 73% interest in the Operating Partnership. Members of the Bucksbaum family currently own a 21.7% limited partnership interest in the Operating Partnership (subject to dilution in certain circumstances) and certain rights to increase their ownership in our company, primarily as trust beneficiaries, by converting a portion of the units representing their interests in the Operating Partnership into shares of our common stock until they own up to 25% of the outstanding common stock and, subject to certain limitations, by selling their remaining interests in the Operating Partnership to us for cash or common stock, or a combination thereof, at our election.

     During 2000, the Operating Partnership owned all of the non-voting preferred stock of General Growth Management, Inc. ("GGMI"), representing 95% of the equity interest, and Messrs. John Bucksbaum, Batesole, Freibaum and Michaels, together with a former officer of our company, owned the remaining 5% equity interest through ownership of 100% of the common stock, which was entitled to all of the voting rights in GGMI. We previously contracted with GGMI to provide management, leasing, development and construction management services to the various enclosed mall shopping centers which we own. In addition, certain advertising and payroll costs of the shopping centers were paid by GGMI and reimbursed by us. During 2000, we paid GGMI approximately $22.8 million for management and leasing fees, $55.9 million for cost reimbursements and $8.8 million for development fees. On January 1, 2001, the Operating Partnership acquired for nominal consideration all of the common stock of GGMI in order to take advantage of new tax laws benefiting REITs.

     We have made a loan program available to our executive officers in order to facilitate their exercise of options to purchase shares of our common stock. Under the loan program, an executive officer is eligible to receive a loan in the amount of the exercise price of the options and/or the income taxes owing in connection with the exercise of the options. In this regard, certain of our executive officers have issued notes to us in connection with their exercise of stock options. Specifically, Mr. Freibaum has issued a note in the aggregate principal amount of $11,554,175 (which gives effect to the forgiveness of $150,000 of previous indebtedness and an additional loan of $75,000 to enable Mr. Freibaum to pay taxes relating to such forgiveness), of which $1,480,625 represents withholding taxes paid by us on behalf of Mr. Freibaum, relating to his exercise during the last several years of options to purchase an aggregate of 420,000 shares of our common stock. As of March 31, 2001, the outstanding balance on Mr. Freibaum's note was $11,677,810, including $123,635 of accrued interest.

     In addition, Mr. Bayer has issued a note in the aggregate principal amount of $1,018,796, of which $163,796 represents withholding taxes paid by us on behalf of Mr. Bayer, relating to his exercise during the last several years of options to purchase an aggregate of 45,000 shares of our common stock. As of March 31, 2001, the outstanding balance on Mr. Bayer's note was $1,030,112, including $11,316 of accrued interest.

     In early May 2000, Jon Batesole, our former Senior Vice President, issued a note to us in the principal amount of $1,120,000 in connection with his exercise of options to purchase 40,000 shares of our common stock. In early June 2000, Mr. Batesole repaid the entire outstanding balance due on the note of $1,126,300, including $6,300 of accrued interest.

     These notes bear interest at a rate computed as a formula of a market rate (7.30% per annum at December 31, 2000) adjusted quarterly, are collateralized by the shares of common stock issued upon the exercise of such options, provide for quarterly payments of interest and are payable to us on demand.

     On February 1, 2000, General Growth Companies, Inc., a Delaware corporation whose sole stockholder and director is Matthew Bucksbaum, transferred a parcel of land adjacent to the Bowling Green Mall in Bowling Green, Kentucky to the Operating Partnership. The purchase price for this property was $215,000, payable by delivery of 7,563 units of limited partnership interest in the Operating Partnership, valued at $28.43 per unit, the average closing price per share of our common stock for the twenty trading days preceding the closing date. The purchase price was equal to the appraised value of the land as determined by an independent third party.

     General Growth Companies, Inc. owns a 25% undivided interest in two airplanes which were used by certain of our executive officers and other employees during 2000 for business travel. Aircraft expenses incurred and paid or payable by us to General Growth Companies, Inc. in connection with such business travel during 2000 were approximately $131,000.

     Because of the Internal Revenue Code's ownership requirements for REITs, certain of our executive officers, certain trusts for the benefit of the Bucksbaums and certain employees of GGMI purchase, or in the case of employees, receive as additional compensation, from time to time, a preferred stock ownership interest in one or more private REITs in which our company and/or the Operating Partnership has an interest. While the aggregate value of all such preferred stock ownership interests may exceed $60,000 at any time, no individual's ownership interest in such preferred stock exceeds $60,000 at any time.

                               PERFORMANCE GRAPH

     The graph below compares the five-year cumulative total stockholder return assuming the investment of $100 on January 1, 1996 (and the reinvestment of dividends thereafter) in each of our company's common stock, the S&P 500 Stock Index, the NAREIT All Equity REIT Total Return Index and a peer index of enclosed mall REITs (currently comprised of our company, CBL & Associates Properties, Inc., Crown American Realty Trust, JP Realty, Inc., The Macerich Company, Taubman Centers, Inc., Simon Property Group, Inc., Glimcher Realty Trust, The Mills Corporation, The Rouse Company and Westfield America, Inc.). The comparisons in the graph below are not intended to forecast the possible future performance of our common stock.

                            TOTAL RETURN PERFORMANCE

                              [PERFORMANCE GRAPH]

                                        -----------------------------------------------------------------------------
                                                                        PERIOD ENDING
---------------------------------------------------------------------------------------------------------------------
INDEX                                     12/31/95     12/31/96     12/31/97     12/31/98     12/31/99     12/31/00
---------------------------------------------------------------------------------------------------------------------
 General Growth Properties, Inc.           100.00       166.15       196.12       213.68       167.20       231.21
---------------------------------------------------------------------------------------------------------------------
 S&P 500                                   100.00       122.86       163.86       210.64       254.97       231.74
---------------------------------------------------------------------------------------------------------------------
 NAREIT All Equity REIT Index              100.00       135.27       162.67       134.20       128.00       161.76
---------------------------------------------------------------------------------------------------------------------
 General Growth Properties Peer Index      100.00       145.52       162.07       155.59       131.64       157.76
---------------------------------------------------------------------------------------------------------------------

                              INDEPENDENT AUDITORS

     On March 29, 2001, our board of directors, acting upon the recommendation of the audit committee, approved the engagement of Deloitte & Touche LLP as the company's independent auditors for the fiscal year ending December 31, 2001. On March 29, 2001, the company informed PricewaterhouseCoopers LLP ("PwC") that it would no longer serve as the company's independent auditors. A representative of each of Deloitte & Touche LLP and PwC is expected to attend the annual meeting where he or she will be available to respond to appropriate questions and, if he or she desires, to make a statement.

     The audit reports of PwC on the consolidated financial statements of the company for the fiscal years ended December 31, 2000 and 1999 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the company's two most recent fiscal years ended December 31, 2000 and the subsequent interim period through March 29, 2001, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC's satisfaction, would have caused PwC to make reference to the subject matter of such disagreements in connection with its audit reports.

                             STOCKHOLDER PROPOSALS

     Notice of any stockholder proposal that is intended to be included in our proxy statement and form of proxy for next year's annual meeting must be received by us at our principal executive offices no later than December 7, 2001. Such notice must be in writing and must comply with the other provisions of Rule 14a-8 under the Securities Exchange Act of 1934. In addition, the persons named in the proxy for the next annual meeting will have discretionary authority to vote with respect to any matter that is brought by any stockholder during the meeting and that is not described in the proxy statement for such meeting if we receive notice before February 7, 2002 or after March 9, 2002 that such matter would be raised at the meeting. Any notices regarding shareholder proposals must be received by us at our principal executive offices at 110 North Wacker Drive, Chicago, Illinois, 60606, Attention: Secretary.

                                                                      APPENDIX A

                        GENERAL GROWTH PROPERTIES, INC.

                            AUDIT COMMITTEE CHARTER
                           (AS AMENDED AND RESTATED)

PURPOSE

     The purpose of the Audit Committee (the "Committee") is to provide assistance to the Board of Directors (the "Board") of General Growth Properties, Inc. (the "Company") in fulfilling the Board's oversight responsibilities regarding the Company's accounting and system of internal controls, the quality and integrity of the Company's financial reports and the independence and performance of the Company's outside auditor. In so doing, the Committee shall endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, the outside auditor and the financial management of the Company.

     While the Committee has the responsibilities set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Instead, such duties remain the responsibility of management and the outside auditor. Nor is it the duty of the Committee to resolve disagreements, if any, between management and the outside auditor or to ensure that the Company complies with laws and regulations and its internal policies.

MEMBERSHIP

     The Committee shall be comprised of not less than three members of the Board, all of whom shall meet the independence requirements of the New York Stock Exchange as interpreted by the Board in its business judgment. Each Committee member shall be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise as the Board interprets such qualification in its business judgment.

COMMITTEE ORGANIZATION AND PROCEDURES

      1. The Board shall appoint a Chair of the Committee. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

      2. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings.

      3. The Committee shall meet as frequently as the Committee in its discretion deems desirable.

      4. The Committee may, in its discretion, include in its meetings members of the Company's management and senior internal audit staff, representatives of the outside auditor and outside counsel, and other personnel employed or retained by the Company. The Committee may meet privately with the outside auditor or the senior internal audit staff to discuss any matters that the Committee believes should be addressed privately, without management's presence. The Committee may likewise meet privately with management, as it deems appropriate.

      5. The Committee may, in its discretion, conduct or authorize investigations into any matters within the Committee's scope of responsibilities, and retain independent counsel, accountants, or others to assist it in the conduct of any such investigation.

      6. Minutes or other records of meetings of the Committee shall be maintained.

RESPONSIBILITIES

     Outside Auditor

      7. The Committee shall recommend to the Board the appointment of the outside auditor, which firm is ultimately accountable to the Committee and the Board. The Committee shall evaluate the performance of the outside auditor and, if so determined by the Committee, recommend that the Board replace the outside auditor. The Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor.

      8. The Committee shall receive from the outside auditor, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1 (Independence Discussions with Audit Committees), as the same may modified or supplemented. The Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may, in the view of the Committee, impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

      9. The Committee shall approve the audit and non-audit fees to be paid to the outside auditor. The Committee shall consider whether the outside auditor's provision of information technology services or other non-audit services to the Company is compatible with maintaining the auditor's independence.

     Annual Audit

     10. The Committee shall meet with the outside auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

     11. The Committee shall review and discuss the audited financial statements with the management of the Company.

     12. The Committee shall discuss with the outside auditor the matters the outside auditor determines are required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as the same may be modified or supplemented.

     13. The Committee shall, based on the review and discussions in paragraphs 11 and 12 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 8 above, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

     Quarterly Review

     14. The outside auditor is required to review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission, prior to the filing of the Form 10-Q. The Committee shall discuss with the outside auditor in person, at a meeting, or by conference telephone call, the results of the quarterly review. The Chair may represent the entire Committee for purposes of this discussion.

     Internal Controls

     15. The Committee shall discuss with the outside auditor and the senior internal audit manager, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

     16. The Committee shall discuss with the outside auditor and with management any significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit.

     Internal Audit

     17. The Committee shall discuss at least annually with the senior internal audit manager the internal audit function of the Company, including the proposed audit plans for the coming year and the coordination of such plans with the outside auditor.

     18. The Committee shall receive, on a periodic basis, a summary of findings from completed internal audits.

     19. The Committee shall, at its discretion, meet with the senior internal audit manager to discuss any reports prepared by him or her or any other matters brought to the attention of the Committee by the senior internal audit manager.

     20. The senior internal audit manager shall be granted unfettered access to the Committee.

     21. The Committee shall review and concur in the appointment, replacement, reassignment, or dismissal of the senior internal audit manager.

     Other Responsibilities

     22. The Committee shall review and reassess the Committee's charter at least annually and submit any recommended changes to the Board for its approval.

     23. The Committee shall provide the report for inclusion in the Company's Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

     24. The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee's actions and recommendations, if any.

     25. The Committee shall perform such other activities and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

GENERAL GROWTH PROPERTIES, INC.                                            PROXY
--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Matthew Bucksbaum, Beth Stewart and Marshall E. Eisenberg, and each of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution, to vote and act as proxy with respect to all shares of common stock, $.10 par value, of GENERAL GROWTH PROPERTIES, INC., standing in the name of the undersigned on the Company's books at the close of business on March 21, 2001, at the Annual Meeting of Stockholders to be held at the Company's principal executive offices, 110 North Wacker Drive, Chicago, Illinois, at 10:00 a.m., local time, on May 8, 2001, or at any postponement(s) or adjournment(s) thereof, as follows:

     The powers hereby granted may be exercised by any of said attorneys or proxies or their substitutes present and acting at the above-described Annual Meeting of Stockholders or any postponement(s) or adjournments(s) thereof, or, if only one be present and acting, then by that one. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

-------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.                          Please mark    [ X ]
                                                                                                            your votes as
                                                                                                            indicated in
                                                                                                            this example


1. Election of directors:                            Nominees: 01 John Bucksbaum, 02 Alan Cohen, 03 Anthony Downs

    FOR all nominees            WITHHOLD             (Instruction: To withhold authority to vote for any individual nominee, write
   listed to the right          AUTHORITY            that nominee's name on the space provided below.)
    (except as marked    to vote for all nominees
    to the contrary)       listed to the right
          [   ]                   [   ]              ------------------------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other               Mark here if you plan to attend the  [   ]
   business as may properly come before the meeting or any postponement(s)               meeting
   or adjournment(s) thereof.

                                                                                *By checking the box to the right, I consent  [   ]
                                                                                to future delivery of the Annual Report,
                                                                                Proxy Statements, and other communications
                                                                                in connection with future shareholder
                                                                                meetings electronically via the Company's
                                                                                web site. I understand that the Company may
                                                                                no longer distribute printed materials to me
                                                                                for any future shareholder meetings until
                                                                    _____       such consent is revoked. I understand that I
                                                                         |      may revoke any consent at any time by
                                                                         |      contacting the Company's transfer agent,
                                                                         |      Mellon Investor Services, Ridgefield Park,
                                                                                NJ and that costs normally associated with
                                                                                electronic access, such as usage and
                                                                                telephone charges, will be my
                                                                                responsibility.






SIGNATURE ____________________________________________ SIGNATURE ___________________________________________ DATE _________________
(Please sign this proxy as your name appears on the Company's corporate records. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.)